UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)
39400 Woodward Avenue, Suite 130 Bloomfield Hills, Michigan (Address of principal executive offices)		48304 (Zip Code)
Registrant's telephone number, including area code: (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ξ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ξ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CLI- 202378862v11

Item 1.01.	Entry into a Material Definitive Agreement.
On April 13, 2016, TriMas Corporation (the “Company”) entered into an Amended and Restated Agreement (the “Agreement”) with Glenn Welling, Engaged Capital, LLC and various affiliated entities (collectively, “Engaged”) to revise the terms of the Settlement Agreement dated as of February 24, 2015, by and among TriMas Corporation and Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC, Glenn Welling and Herbert Parker.

Under the terms of the Agreement, the Company agreed, among other things, that the Company’s board of directors (the “Board”) shall take all necessary actions to re-nominate Herbert Parker on the Company’s slate for election as a Class II director at the 2017 annual meeting of the Company’s shareholders and to recommend, support, and solicit proxies for the election of Mr. Parker in the same manner as for the Company’s other nominees standing for election to the Board at the 2017 annual meeting. The Company also agreed to provide Engaged an extension of one year, to be exercised within 45 days prior to and 10 days after the Company’s 2017 annual meeting of shareholders, to request that the Company appoint Glenn Welling or, if he is unwilling or unable to serve on the Board, a person that is mutually agreed upon by the Company and Engaged.

Pursuant to the Agreement, Engaged has agreed not to nominate any directors or bring any other business or proposals before or at the 2016 annual meeting of shareholders.

Engaged is also subject to standstill provisions under the Agreement. Such provisions generally remain in effect until 10 days prior to the expiration of the advance notice period for the nomination of directors at the Company’s 2019 annual meeting of shareholders (the “Standstill Period”). These provisions restrict Engaged’s ability to engage in certain proxy solicitations, make certain shareholder proposals, call meetings of shareholders, solicit consents from shareholders, obtain additional representation on the Board or seek to remove any of the Company’s directors.

The Agreement further provides that, during the Standstill Period, except as specified in the Agreement, Engaged will cause all shares of Company common stock then beneficially owned by Engaged or its affiliates to be present for quorum purposes and to be voted as recommended by the Board on any matter to be voted on at any annual meeting of shareholders during the Standstill Period.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Agreement dated April 13, 2016, by and among TriMas Corporation and Engaged Capital Master Feeder I, LP, Engaged Capital Master Feeder II, LP, Engaged Capital I, LP, Engaged Capital I Offshore, Ltd., Engaged Capital II, LP, Engaged Capital, LLC, Engaged Capital Holdings, LLC, and Glenn Welling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

April 15, 2016	By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Senior Vice President, General Counsel and Secretary